SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 20, 2004




                       STARTECH ENVIRONMENTAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Colorado                      0-25312                84-1286576
 (State or other jurisdiction of   (Commission file number)   (I.R.S. employer
  incorporation or organization)                             identification no.)


            15 Old Danbury Road
                  Suite 203                                        06897
                  Wilton, CT                                     (Zip code)
   (Address of principal executive offices)


       Registrant's telephone number, including area code: (203) 762-2499

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                       Startech Environmental Corporation
                                    FORM 8-K
                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                            Page
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Item 5      .................................................................3

Item 7      .................................................................3

Signature....................................................................4





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Item 5.     Other Events.

      On February 20, 2004, the Company completed a private placement of its common stock and received aggregate proceeds of approximately $2,391,000. Each share of common stock was issued at a price per share of $2.26, or a 25% percent discount to average closing price of the common stock for the thirty consecutive trading days immediately preceding January 22, 2004, the date on which the Company started receiving subscriptions for its common stock. In addition, for each share of common stock purchased, an investor received a warrant to purchase one-third of a whole share of common stock at an exercise price of $4.89, a warrant to purchase one-third of a whole share of common stock at an exercise price of $5.89 and a warrant to purchase one-third of a whole share of common stock at an exercise price of $6.89. The proceeds from the private placement will be used for general corporate purposes.

      Northshore Asset Management, LLC has not made its additional $500,000 investment in the Company and the extensions previously granted to Northshore for the investment by the Company have expired.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits.

      4.1   Form of Warrant Agreement issued in the private placement.

      10.1 Form of Subscription Agreement dated as of January 22, 2004, among Startech Environmental Corporation and the purchasers of shares of common stock identified therein.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, Startech Environmental Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2004

                                 Startech Environmental Corporation



                                 By: /s/ Peter Scanlon
                                     --------------------------
                                    Peter Scanlon
                                    Chief Financial Officer




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